                           SUBSIDIARIES OF REGISTRANT

                                     Jurisdiction of
Subsidiaries                          Incorporation
------------                         ---------------
Audiovox Accessories Corp.           Delaware
Audiovox Communications Corp.        Delaware
Audiovox Electronics Corporation     Delaware
American Radio Corp.                 Georgia
Audiovox Holding Corp.               New York
Audiovox Communications Canada Co.   Ontario
Audiovox Venezuela C.A.              Venezuela
Audiovox German Holdings GmbH        Germany
Code Systems, Inc.                   Delaware

                                   Exhibit 21